UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2016

BRT REALTY TRUST
(Exact name of Registrant as specified in charter)

Massachusetts	001-07172	13-2755856
(State or other jurisdiction of incorporation)	(Commission file No.)	(IRS Employer I.D. No.)

60 Cutter Mill Road, Suite 303, Great Neck, New York 11021
(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code 516-466-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On March 11, 2016, Kenneth F. Bernstein resigned as a trustee of BRT. Mr. Bernstein resigned due to his other significant professional commitments, including his duties and responsibilities as chief executive officer of Acadia Realty Trust, an NYSE listed REIT. Mr. Bernstein, who served as a trustee of BRT for 12 years, did not resign as a result of any disagreement with BRT.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At our annual meeting of shareholders held on March 11, 2016, all of the proposals presented by us were approved. The proposals are described in detail in our definitive proxy statement dated January 20, 2016.
Proposal 1
At the meeting, the following trustees were elected for a three year term (with the votes as indicated):

	For	Against	Abstain	Broker Non-Votes
Matthew J. Gould	10,850,408	30,175	2,465	2,273,268
Louis C. Grassi	10,545,908	333,245	3,897	2,273,268
Israel Rosenzweig	10,850,159	30,438	2,453	2,273,268
Jeffrey Rubin	10,843,228	37,076	2,745	2,273,268

Proposal 2
At the meeting, the proposal to approve the 2016 Incentive Plan was approved (with the votes as indicated):

For	Against	Abstain	Broker Non-Votes
10,464,160	63,898	354,991	2,273,268

Proposal 3

At the meeting, the proposal to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending September 30, 2016 was approved (with the votes as indicated):

For	Against	Abstain	Broker Non-Votes
13,123,797	6,881	25,640	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRT REALTY TRUST

March 15, 2016	By: /s/ David W. Kalish
David W. Kalish
Senior Vice President - Finance

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